Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002*

I, Peter W. DeVecchis, Principal Executive Officer of Solomon Technologies, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•  the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(principal executive officer)
November 19, 2008

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Solomon Technologies, Inc. and will be retained by Solomon Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.